Exhibit 99.1

Cabot Corp Reports Third Quarter Fiscal 2021 Results

Strong Diluted EPS of $1.48 and Adjusted EPS of $1.35

BOSTON--(BUSINESS WIRE)--August 9, 2021--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2021.

Key Highlights

  GAAP EPS of $1.48, compared to a loss of $0.12 in the prior fiscal year third quarter. Adjusted EPS of $1.35, compared to a loss of $0.07 in the prior fiscal year third quarter
  Exceptional operating results for the third consecutive quarter in the fiscal year
  Robust demand across our diverse set of applications and geographies
  Continued momentum in our energy materials business with new adoptions by leading lithium-ion battery customers
  Liquidity remained strong at approximately $1.3 billion; Debt to EBITDA ratio of 1.9 times as of June 30, 2021
(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	6/30/21	6/30/20	6/30/21	6/30/20

Net sales	$917	$518	$2,505	$1,955
Net income (loss) attributable to Cabot Corporation	$86	$(6)	$221	$34

Net earnings (loss) per share attributable to Cabot Corporation	$1.48	$(0.12)	$3.84	$0.59
Less: Certain items after tax per share	$0.13	$(0.05)	$(0.07)	$(0.81)
Adjusted EPS	$1.35	$(0.07)	$3.91	$1.40

“I am very pleased with the exceptional operating results this quarter, as we delivered another quarter of strong volumes and earnings growth,” said Cabot President and Chief Executive Officer, Sean Keohane. “Our extensive global network of plants and strong execution enabled us to support our customers’ needs, while also managing the external factors related to both the COVID-19 pandemic and global supply chain challenges. We have been successfully implementing price increases to maintain robust margins as raw material costs have continued to increase. In addition, we realized higher sales from our targeted growth initiatives, including new adoptions at leading battery customers.”

Keohane continued, “Cash flow from operations was $71 million for the third quarter and $157 million year-to-date, which includes an increase in growth-related working capital and the impact of higher raw material costs on inventory and accounts receivable balances. Our balance sheet remains strong with approximately $1.3 billion of liquidity and a total debt to EBITDA ratio of 1.9 times as of June 30, 2021.”

Financial Detail
For the third quarter of fiscal 2021, net income attributable to Cabot Corporation was $86 million ($1.48 per diluted common share). Net income reflects an after-tax per share benefit from certain items of $0.13. Adjusted EPS for the third quarter of fiscal 2021 was $1.35 per share.

Segment Results

Reinforcement Materials – Third quarter fiscal 2021 EBIT in Reinforcement Materials increased by $90 million compared to the third quarter of fiscal 2020. The increase in EBIT was driven by significantly higher volumes across all regions, and strong pricing in Asia. Higher volumes were driven by demand increases across all regions compared to the same quarter last year, which was significantly impacted by COVID-19 shutdowns.

Global and regional volume changes for Reinforcement Materials for the third quarter of fiscal 2021 as compared to the same quarter of the prior year are set forth in the table below:

Third Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	71%
Asia	30%
Europe, Middle East, Africa	100%
Americas	146%

Performance Chemicals – Third quarter fiscal 2021 EBIT in Performance Chemicals increased by $33 million compared to the third quarter of fiscal 2020, primarily due to higher volumes and improved product mix driven by higher sales into automotive applications and our target growth initiatives. Year-over-year, volumes increased by 17% in the Performance Additives business and 20% in the Formulated Solutions business driven by higher demand across all product lines.

Purification Solutions – Third quarter fiscal 2021 EBIT in Purification Solutions increased by $4 million compared to the third quarter of fiscal 2020. The increase in EBIT was largely due to higher volumes in specialty applications and the benefit from insurance proceeds related to a plant outage that occurred in the first quarter of this fiscal year.

Cash Performance – The Company ended the third quarter of fiscal 2021 with a cash balance of $173 million. During the third quarter of fiscal 2021, cash flows from operating activities were a source of $71 million. Capital expenditures for the third quarter of fiscal 2021 were $46 million. Additional uses of cash during the third quarter included $20 million for the payment of dividends.

Taxes – During the third quarter of fiscal 2021, the Company recorded a tax provision of $30 million for an effective tax rate of 24%. The provision reflected a $2 million net benefit from non-GAAP tax adjustments, which include the tax impact on certain items. The year-to-date operating tax rate was 28% through the third quarter of fiscal 2021. We expect our operating tax rate for fiscal 2021 to be in the range of 27% to 28%.

Outlook
Commenting on the outlook for the Company, Keohane said, “Given the exceptional year to date results and our expectations for the fourth quarter, we are increasing our outlook for the year, and we expect adjusted earnings per share for fiscal year 2021 to be in the range of $4.85 to $5.05. As we look ahead to the fourth quarter of the fiscal year, we expect demand to remain strong across the segments. We are also anticipating an elevated level of fixed costs as compared to the third quarter due to the timing of maintenance activities, unfavorable impacts associated with plant outages, and higher feedstock differentials.”

Keohane continued, “I am excited about the strong fundamentals of our businesses and performance momentum we have demonstrated. Looking forward, these factors and our growth investments position us well for fiscal 2022 and the coming years.”

Earnings Call
The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, August 10, 2021. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2021, including our expectations for adjusted earnings per share and the strength of demand, the factors that we expect will impact our results of operations, and our expected operating tax rate for fiscal 2021, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, competition from other specialty chemical companies; volatility in the price of energy and raw materials; a significant adverse change in a customer relationship; safety, health and environmental requirements; unanticipated delays in, or increased cost of, site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations or global health matters; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2020, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures
To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Non-recurring gains (losses) on foreign currency, which are primarily related to the impact of continued currency devaluations on our net monetary assets denominated in that currency.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Gains (losses) on sale of investments, which primarily relate to the sale of investments accounted for under the cost-method.
  Inventory reserve adjustment, which generally results from an evaluation performed as part of an impairment analysis.
  Indirect tax settlement credits, which includes favorable settlements resulting in the recoveries of indirect taxes.
  Gains (losses) on sale of a business.
  Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our three reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2021	2020	2021	2020

Net sales and other operating revenues	$917	$518	$2,505	$1,955
Cost of sales	703	449	1,884	1,592
Gross profit	214	69	621	363
Selling and administrative expenses	68	52	200	230
Research and technical expenses	12	13	41	41
Specialty Fluids loss on sale and asset impairment charge	—	—	—	1
Income (loss) from operations	134	4	380	91
Other income (expense)
Interest and dividend income	2	1	6	7
Interest expense	(12)	(13)	(37)	(41)
Other income (expense)	(1)	(3)	(9)	(6)
Total other income (expense)	(11)	(15)	(40)	(40)
Income (loss) before income taxes and equity in earnings of affiliated companies	123	(11)	340	51
(Provision) benefit for income taxes	(30)	5	(93)	(9)
Equity in earnings of affiliated companies, net of tax	2	1	3	2
Net income (loss)	95	(5)	250	44
Net income (loss) attributable to noncontrolling interests	9	1	29	10
Net income (loss) attributable to Cabot Corporation	$86	$(6)	$221	$34

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.48	$(0.12)	$3.84	$0.59

Diluted weighted average common shares outstanding	57.0	56.5	56.8	56.7

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2021	2020	2021	2020
Sales
Reinforcement Materials	$479	$197	$1,288	$931
Performance Chemicals	303	220	864	707
Performance Additives	208	151	595	489
Formulated Solutions	95	69	269	218
Purification Solutions	69	63	191	186
Segment sales	851	480	2,343	1,824
Unallocated and other (A)	66	38	162	131
Net sales and other operating revenues	$917	$518	$2,505	$1,955

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$85	$(5)	$262	$103
Performance Chemicals	54	21	166	93
Purification Solutions	6	2	6	3
Total Segment Earnings Before Interest and Taxes	145	18	434	199

Unallocated and Other
Interest expense	(12)	(13)	(37)	(41)
Certain items (C)	5	(7)	(7)	(74)
Unallocated corporate costs	(14)	(10)	(43)	(32)
General unallocated income (expense) (D)	1	2	(4)	1
Less: Equity in earnings of affiliated companies	2	1	3	2
Income (loss) before income taxes and equity in earnings of affiliated companies	123	(11)	340	51
(Provision) benefit for income taxes (including tax certain items)	(30)	5	(93)	(9)
Equity in earnings of affiliated companies	2	1	3	2
Net income (loss)	95	(5)	250	44
Net income (loss) attributable to noncontrolling interests	9	1	29	10
Net income (loss) attributable to Cabot Corporation	$86	$(6)	$221	$34

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.48	$(0.12)	$3.84	$0.59

Adjusted earnings (loss) per share (E)	$1.35	$(0.07)	$3.91	$1.40

Diluted weighted average common shares outstanding	57.0	56.5	56.8	56.7
(A)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, discounting charges for certain Notes receivable, and indirect tax settlement credits.

(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions (unaudited)	2021	2020

Current assets:
Cash and cash equivalents	$173	$151
Accounts and notes receivable, net of reserve for doubtful accounts of $3 and $2	633	418
Inventories:
Raw materials	141	82
Finished goods	293	225
Other	53	52
Total inventories	487	359
Prepaid expenses and other current assets	77	50
Total current assets	1,370	978

Property, plant and equipment, net	1,359	1,314

Goodwill	142	134
Equity affiliates	41	39
Intangible assets, net	103	103
Deferred income taxes	46	53
Other assets	164	160
Total assets	$3,225	$2,781

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2021	2020

Current liabilities:
Short-term borrowings	$59	$14
Accounts payable and accrued liabilities	602	488
Income taxes payable	34	20
Current portion of long-term debt	9	7
Total current liabilities	704	529

Long-term debt	1,088	1,094
Deferred income taxes	58	58
Other liabilities	281	286

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value, Issued: 56,866,956 and 56,616,030 shares Outstanding: 56,723,495 and 56,466,638 shares	57	57

Less cost of 143,461 and 149,392 shares of common treasury stock	(4)	(4)
Additional paid-in capital	—	—
Retained earnings	1,169	989
Accumulated other comprehensive income (loss)	(267)	(351)
Total Cabot Corporation stockholders' equity	955	691
Noncontrolling interests	139	123
Total stockholders' equity	1,094	814
Total liabilities and stockholders' equity	$3,225	$2,781

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2020					Fiscal 2021
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q		FY

Sales
Reinforcement Materials	$379	$355	$197	$325	$1,256	$375	$434	$479	$	―	$1,288
Performance Chemicals	242	245	220	226	933	267	294	303		—	864
Performance Additives	170	168	151	156	645	184	203	208		—	595
Formulated Solutions	72	77	69	70	288	83	91	95		—	269
Purification Solutions	59	64	63	67	253	59	63	69		—	191
Segment sales	680	664	480	618	2,442	701	791	851		—	2,343
Unallocated and other (A)	47	46	38	41	172	45	51	66		—	162
Net sales and other operating revenues	$727	$710	$518	$659	$2,614	$746	$842	$917	$	―	$2,505

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$47	$61	$(5)	$59	$162	$88	$89	$85	$	―	$262
Performance Chemicals	41	31	21	25	118	54	58	54		—	166
Purification Solutions	(2)	3	2	—	3	(2)	2	6		—	6
Total Segment Earnings Before Interest and Taxes	86	95	18	84	283	140	149	145		—	434
Unallocated and Other
Interest expense	(14)	(14)	(13)	(12)	(53)	(12)	(13)	(12)		—	(37)
Certain items (C)	(11)	(56)	(7)	(144)	(218)	(11)	(1)	5		—	(7)
Unallocated corporate costs	(10)	(12)	(10)	(9)	(41)	(13)	(16)	(14)		—	(43)
General unallocated income (expense) (D)	(1)	—	2	(2)	(1)	(5)	—	1		—	(4)
Less: Equity in earnings of affiliated companies	—	1	1	1	3	—	1	2		—	3
Income (loss) before income taxes and
equity in earnings of affiliated companies	50	12	(11)	(84)	(33)	99	118	123		—	340
(Provision) benefit for income taxes (including tax certain items)	(4)	(10)	5	(182)	(191)	(29)	(34)	(30)		—	(93)
Equity in earnings of affiliated companies	—	1	1	1	3	—	1	2		—	3
Net income (loss)	46	3	(5)	(265)	(221)	70	85	95		—	250
Net income (loss) attributable to noncontrolling interests	5	4	1	7	17	10	10	9		—	29
Net income (loss) attributable to Cabot Corporation	$41	$(1)	$(6)	$(272)	$(238)	$60	$75	$86	$	―	$221
Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)	$1.06	$1.30	$1.48		$—	$3.84
Adjusted earnings (loss) per share (E)	$0.69	$0.77	$(0.07)	$0.68	$2.08	$1.18	$1.38	$1.35		$—	$3.91
Diluted weighted average common shares outstanding	57.0	56.6	56.5	56.5	56.6	56.6	56.7	57.0		—	56.8
(A)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, discounting charges for certain Notes receivable, and indirect tax settlement credits.

(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2021	2020	2021	2020

Cash Flows from Operating Activities:
Net income (loss)	$95	$(5)	$250	$44
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	40	39	117	117
Other non-cash charges, net	(1)	4	34	(13)
Cash dividends received from equity affiliates	1	—	2	1
Changes in assets and liabilities:
Changes in certain working capital items (A)	(47)	126	(226)	178
Changes in other assets and liabilities, net	(17)	(15)	(20)	(49)
Cash provided by (used in) operating activities	71	149	157	278

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(46)	(43)	(115)	(162)
Cash paid for acquisition of business, net of cash acquired of $0, $1, $0, and $1	—	(84)	—	(92)
Other investing activities, net	2	1	5	2
Cash provided by (used in) investing activities	(44)	(126)	(110)	(252)

Cash Flows from Financing Activities:
Change in debt, net	15	(24)	29	90
Cash dividends paid to common stockholders	(20)	(20)	(60)	(60)
Other financing activities, net	(16)	(3)	(17)	(67)
Cash provided by (used in) financing activities	(21)	(47)	(48)	(37)
Effect of exchange rates on cash	17	9	23	4
Increase (decrease) in cash and cash equivalents	23	(15)	22	(7)
Cash and cash equivalents and restricted cash at beginning of period	150	177	151	169
Cash and cash equivalents at end of period	$173	$162	$173	$162
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2021	2020	2021	2020

Certain items before and after income taxes
Indirect tax settlement credits	$12	—	$12	3
Global restructuring activities	(4)	(3)	(8)	(16)
Employee benefit plan settlement and other charges	(1)	(2)	(6)	(5)
Acquisition and integration-related charges	(2)	(1)	(4)	(3)
Legal and environmental matters and reserves	—	(1)	—	(51)
Specialty Fluids loss on sale and asset impairment charges	—	—	—	(1)
Other certain items	—	—	(1)	(1)
Total certain items, pre-tax	5	(7)	(7)	(74)

Non-GAAP tax adjustments(A)	2	4	3	27
Total certain items after tax	$7	$(3)	$(4)	$(47)
Total certain items after tax per share impact	$0.13	$(0.05)	$(0.07)	$(0.81)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30	Three Months		Nine Months
Dollars in millions, Pre-Tax (unaudited)	2021	2020	2021	2020

Statement of Operations Line Item (B)
Net sales and other operating revenues	$9	$ ―	$9	$ ―
Cost of sales	(2)	(3)	(7)	(6)
Selling and administrative expenses	(3)	(3)	(4)	(62)
Research and technical expenses	—	—	(1)	—
Other income (expense)	1	(1)	(4)	(5)
Specialty Fluids loss on sale and asset impairment charges	—	—	—	(1)
Total certain items, pre-tax	$5	$(7)	$(7)	$(74)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended June 30	2021		2020
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(30)	24%	$5	51%
Less: Non-GAAP tax adjustments(A)	2		4
Operating tax rate(C) (D)	$(32)	27%	$1	29%

Nine months ended June 30	2021		2020
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(93)	27%	$(9)	17%
Less: Non-GAAP tax adjustments(A)	3		27
Operating tax rate(C) (D)	$(96)	28%	$(36)	29%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2021 and FISCAL 2020
	Fiscal 2021 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$—	$3.84
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	—	(0.07)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$—	$3.91

	Fiscal 2020 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)
Less: Certain items after tax per share	0.01	(0.78)	(0.05)	(5.49)	(6.29)
Adjusted earnings (loss) per share	$0.69	$0.77	$(0.07)	$0.68	$2.08
(A)	Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.
(D)	Our operating tax rate for fiscal 2021 is expected to be in the range of 27% to 28%.
(E)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

Third Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2021 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$—	$3.84
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	—	(0.07)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$—	$3.91

	Fiscal 2020 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)
Less: Certain items after tax per share	0.01	(0.78)	(0.05)	(5.49)	(6.29)
Adjusted earnings (loss) per share	$0.69	$0.77	$(0.07)	$0.68	$2.08

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

Dollars in millions	Fiscal 2021
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$60	$75	$86	$ ―	$221
Net income (loss) attributable to noncontrolling interests	10	10	9	—	29
Equity in earnings of affiliated companies, net of tax	—	(1)	(2)	—	(3)
Provision (benefit) for income taxes	29	34	30	—	93
Income (loss) before income taxes and equity in earnings of affiliated companies	$99	$118	$123	$ ―	$340
Interest expense	12	13	12	—	37
Certain items	11	1	(5)	—	7
Unallocated corporate costs	13	16	14	—	43
General unallocated (income) expense	5	—	(1)	—	4
Less: Equity in earnings of affiliated companies	—	(1)	(2)	—	(3)
Total Segment EBIT	$140	$149	$145	$ ―	$434
Depreciation and amortization	39	38	40	—	117
Adjustments to depreciation (B)	—	2	(1)	—	1
Total Segment EBITDA	$179	$189	$184	$ ―	$552
Less: Unallocated corporate costs before corporate depreciation	13	16	14	—	43
Adjusted EBITDA	$166	$173	$170	$ ―	$509

(B) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reinforcement Materials EBIT	$88	$89	$85	$ ―	$262
Reinforcement Materials Depreciation and amortization	17	18	17	—	52
Reinforcement Materials EBITDA	$105	$107	$102	$ ―	$314
Reinforcement Materials Sales	$375	$434	$479	$ ―	$1,288
Reinforcement Materials EBITDA Margin	28%	25%	21%	—%	24%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Performance Chemicals EBIT	$54	$58	$54	$ ―	$166
Performance Chemicals Depreciation and amortization	18	19	18	—	55
Performance Chemicals EBITDA	$72	$77	$72	$ ―	$221
Performance Chemicals Sales	$267	$294	$303	$ ―	$864
Performance Chemicals EBITDA Margin	27%	26%	24%	—%	26%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Purification Solutions EBIT	$(2)	$2	$6	$ ―	$6
Purification Solutions Depreciation and amortization	4	3	4	—	11
Purification Solutions EBITDA	$2	$5	$10	$ ―	$17
Purification Solutions Sales	$59	$63	$69	$ ―	$191
Purification Solutions EBITDA Margin	3%	8%	14%	—%	9%

Dollars in millions	Fiscal 2021
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Cash flow from operating activities (C)	$21	$65	$71	$ ―	$157
Less: Additions to property, plant and equipment	29	40	46	—	115
Free cash flow	$(8)	$25	$25	$ ―	$42
Plus: Additions to property, plant and equipment	29	40	46	—	115
Less: Changes in net working capital (D)	(99)	(80)	(47)	—	(226)
Less: Sustaining and compliance capital expenditures	21	27	26		74
Discretionary free cash flow	$99	$118	$92	$ ―	$309

(C) As provided in the Condensed Consolidated Statements of Cash Flows.
(D) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.